UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022 (November 11, 2022)

CHANNELADVISOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 Carrington Mill Boulevard

Morrisville, NC 27560

(Address of principal executive offices, including zip code)

(919) 228-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	ECOM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 11, 2022, ChannelAdvisor Corporation (“ChannelAdvisor”) held a special meeting of its stockholders (the “Special Meeting”) to vote on the three proposals described in detail in ChannelAdvisor’s definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 11, 2022 and mailed to ChannelAdvisor stockholders on or about such date. As disclosed in the Proxy Statement, as of the close of business on October 10, 2022, the record date for the Special Meeting, there were 28,915,564 shares of ChannelAdvisor’s common stock outstanding and entitled to vote at the Special Meeting. A total of 22,284,489 shares of ChannelAdvisor’s common stock, representing approximately 77% of the shares outstanding and entitled to vote and constituting a quorum, were represented in person (virtually) or by valid proxies at the Special Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal 1: ChannelAdvisor’s stockholders voted to adopt the Agreement and Plan of Merger, dated September 4, 2022 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among ChannelAdvisor, CommerceHub, Inc. (“Parent”), and CH Merger Sub, Inc., pursuant to which CH Merger Sub, Inc. will merge with and into ChannelAdvisor, with ChannelAdvisor continuing as the surviving corporation and a wholly owned subsidiary of Parent. The voting results are set forth in the table immediately below:

For	Against	Abstained
22,243,944	21,185	19,360

Proposal 2: ChannelAdvisor’s stockholders voted to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to certain of ChannelAdvisor’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. The voting results are set forth in the table immediately below:

For	Against	Abstained
20,161,571	766,868	1,356,050

Proposal 3: In connection with the Special Meeting, ChannelAdvisor also solicited proxies with respect to a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement. Because there were sufficient votes represented at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, the proposal to approve one or more adjournments of the Special Meeting was moot and was not presented for approval by ChannelAdvisor’s stockholders at the Special Meeting.

Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the ChannelAdvisor’s expectations, intentions or strategies regarding the future, or the completion or effects of the transactions contemplated by the Merger Agreement. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. ChannelAdvisor’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the risk that the proposed transaction may not be completed in a timely manner or at all, the failure to satisfy the conditions to the consummation of the proposed transaction, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, the effect of the announcement or pendency of the proposed transaction on ChannelAdvisor’s business relationships, operating results, and business generally, risks that the proposed transaction disrupts current plans and operations of ChannelAdvisor or Parent and potential difficulties in ChannelAdvisor employee retention as a result of the proposed transaction, risks related to diverting management’s attention from ChannelAdvisor’s ongoing business operations, and the outcome of any legal proceedings that may be instituted against Parent or against ChannelAdvisor related to the Merger Agreement or the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in ChannelAdvisor’s most recent filings with the SEC, including ChannelAdvisor’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. ChannelAdvisor assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

	By:	/s/ Richard F. Cornetta
Date: November 14, 2022		Richard F. Cornetta
Chief Financial Officer